CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated October 27, 2023, with respect to the consolidated financial statements of Simulations Plus, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended August 31, 2023. Rose, Snyder & Jacobs LLP Encino, California March 6, 2024